                                                                  EXHIBIT (1)(b)

                            ARTICLES SUPPLEMENTARY

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                           U.S.T. MASTER FUNDS, INC.

     U.S.T. MASTER FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Fund has re-classified Five Hundred Million (500,000,000) of the authorized and unissued Class A Common Stock of the Fund (par value One Mill ($.001) per share) as Class D Common Stock pursuant to the following resolutions adopted by a majority of the Directors of the Fund at a meeting duly held on October 28, 1985:

          RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation, ("Articles of Incorporation"), 500,000,000 authorized and unissued shares of Class A Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of $500,000) be, and hereby are, reclassified into a fourth class of shares of capital stock and designated as Class D Common Stock;

          FURTHER RESOLVED, that each share of Class D Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Articles of

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     Incorporation of the Corporation with respect to its shares of capital stock;

     SECOND: The shares of Portfolio A Class Common Stock of the Fund reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been re-classified by the Fund's Board of Directors under the authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, U.S.T. MASTER FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 29th day of October, 1985.

                                   U.S.T. MASTER FUNDS, INC.


[SEAL]                             By: /s/ Karen A. G. Loud
                                       --------------------------------
                                        Karen A. G. Loud, President

Attest:

/s/ W. Bruce McConnel, III
--------------------------------
W. Bruce McConnel, III
Secretary

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                                  CERTIFICATE
                                  -----------


          THE UNDERSIGNED, President of U.S.T. MASTER FUNDS, INC. who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization are true in all material respects, under the penalties for perjury.


                                               /s/ Karen A. G. Loud
                                             ------------------------------
                                             Karen A. G. Loud, President

                                   MARYLAND
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION


TO WHOM IT MAY CONCERN:



          This is to advise you that your Articles of SUPPLEMENTARY for U.S.T. MASTER FUNDS, INC. were received and approved for record on OCTOBER 30, 1985 at 10:28 a.m.

          The official acknowledgement will be forthcoming from this Department.




                                             Very truly yours


                                             /s/ Paul B. Anderson
                                             ---------------------------
                                             Charter Specialist


$29.00 FEE PAID


301 West Preston Street, Baltimore, Maryland 21201/Phone 301-383-2560

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